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                                                                     EXHIBIT 1.1

                         PRINCIPAL FINANCIAL GROUP, INC.

                          COMMON STOCK, $.01 PAR VALUE

                              --------------------

                             UNDERWRITING AGREEMENT
                                 (U.S. VERSION)

                                                              [          ], 2001


Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Fox-Pitt, Kelton Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Samuel A. Ramirez & Company, Inc.
UBS Warburg LLC
 As representatives of the several Underwriters
  named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004


Ladies and Gentlemen:

     Principal Financial Group, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of _______ shares (the "Firm Shares") and, at the election of the Underwriters, up to _______ additional shares (the "Optional Shares") of Common Stock, $.01 par value (the "Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares").


     The Shares are being issued in connection with the conversion (the "Demutualization") of Principal Mutual Holding Company, an Iowa mutual insurance holding company ("Principal"), into a Delaware stock company pursuant to a Plan of Conversion adopted by the board of directors of Principal (the "Board of Directors") on March 31, 2001 (the "Plan"), in accordance with the requirements of Section 521A.14(5)(b) and Chapter 508B of Title XIII of the Code of Iowa
(2001) (the "Iowa Code"). Upon effectiveness of the Plan, Principal will merge with and into a wholly-owned subsidiary of the Company and Principal Life Insurance Company, an Iowa stock life insurance company ("PLIC"), will become an indirect, wholly-owned subsidiary of the Company. Pursuant to and upon effectiveness of the Plan, all membership interests in Principal held by Principal's members will be extinguished and eligible members will be entitled to receive, in exchange for their membership interests, shares of Stock, cash or policy credits. Shares of Stock to be so exchanged and shares of Stock issued to a new separate account of PLIC as part of the Separate Account Policy Credits (as defined in the Plan) are herein collectively called the "Policyholder Shares".


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     It is understood and agreed to by all parties that the Company, Principal and PLIC are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company of up to a total of _____ shares of Stock (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters") for whom Goldman Sachs International, Credit Suisse First Boston (Europe) Limited, Merrill Lynch International, Salomon Brothers International Limited, A.G. Edwards & Sons, Inc., Banc of America Securities Limited, Bear, Stearns International Limited, Fox-Pitt, Kelton N.V., J.P. Morgan Securities Ltd., Lehman Brothers International (Europe), Samuel A. Ramirez & Company, Inc., UBS AG, acting through its business group, UBS Warburg, ABN AMRO Rothschild, BNP Paribas, CommerzBank Aktiengesellschaft and Credit Lyonnais are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the closing under this Agreement is hereby conditioned on the closings under the International Underwriting Agreement. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 hereof, and except as the context may otherwise require, references hereinafter to the Shares shall include all shares of the Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.


     1. The Company, Principal and PLIC, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

     (a) A registration statement on Form S-1 (File No. 333-62558) and any amendments thereto filed on or before the date hereof (collectively, the "Initial Registration Statement") in respect of the Shares have been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's, Principal's or PLIC's knowledge after due inquiry, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");


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     (b)  No order preventing or suspending the use of any Preliminary
Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

     (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

     (d) None of the Company, Principal or any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or otherwise than as set forth or contemplated in the Prospectus, except for such interferences as would not have, individually or in the aggregate, a material adverse effect on the general affairs, management, financial position, surplus, reserves, shareholders' equity or results of operations of the Company, Principal or their respective subsidiaries considered as a whole ("Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any
(i) material addition, or any development involving a prospective material addition, to the Company's, Principal's or PLIC's liability for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) any decrease in excess of $_______ in the statutory capital or surplus of the Company, Principal or PLIC, or, except pursuant to the Plan, any change in the capital stock or other ownership interest, or a change in excess of $_______ in short-term debt or long-term debt of, the Company, Principal or any of their respective subsidiaries considered as a whole or (iii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, reserves, surplus or results of operations (in each case considered either on a statutory or U.S. generally accepted accounting principles ("GAAP") basis, as applicable) of the Company, Principal and their respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

     (e) Each of the Company, Principal and their respective subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have, individually or in the aggregate, a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the Company, Principal and their respective subsidiaries; and any real property and


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buildings held under lease by the Company, Principal and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, Principal and their respective subsidiaries;

     (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; Principal has been duly incorporated and is validly existing as a mutual insurance holding company in good standing under the laws of the State of Iowa, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each of the Company and Principal has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction; and each subsidiary of the Company and Principal has been duly incorporated and is validly existing as a corporation, partnership or limited partnership, as applicable, and is in good standing under the laws of its jurisdiction of organization with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each such subsidiary is duly qualified to do business as a foreign corporation, partnership or limited partnership, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except where the failure to be so qualified would not have a Material Adverse Effect;

     (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each wholly-owned subsidiary of the Company and Principal have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company or Principal, as applicable, free and clear of all liens, encumbrances, equities or claims;

     (h) The Shares to be issued and sold by the Company to the Underwriters hereunder and under the International Underwriting Agreement and the Policyholder Shares have been duly and validly authorized; when the Shares are issued and delivered against payment therefor as provided herein and in the International Underwriting Agreement, and the Policyholder Shares are issued pursuant to the Plan, the Shares and the Policyholder Shares (collectively, the "Transaction Shares") will be duly and validly authorized and issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus; the issue of the Transaction Shares is not subject to any preemptive or other similar rights; and there are no rights of any person, corporation or other entity to require registration of any shares of Stock or any other securities of the Company or Principal in connection with the Demutualization or the filing of the Registration Statement; and the Transaction Shares have been approved for listing on the New York Stock Exchange (the "Exchange"), subject to notice of issuance, and at each Time of Delivery, the Transaction Shares issued at or prior to such Time of Delivery will be listed thereon;




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     (i)  The offering, issue and delivery of the Policyholder Shares, and the extinguishment of the membership interests in Principal, pursuant to the Plan are exempt from the registration requirements of the Act;

     (j) Each of the Company, Principal and their respective subsidiaries that is required to be organized or licensed as an insurance company or an insurance holding company (collectively, the "Insurance Entities") is duly organized and licensed as an insurance company or insurance holding company, as the case may be, in its respective jurisdiction of incorporation, and is duly licensed or authorized in each other jurisdiction where it is required to be so licensed or authorized to conduct its business and all such licenses or authorizations are in full force and effect, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect. Except as otherwise described in the Prospectus, each of the Insurance Entities has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the "Approvals") of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the knowledge of the Company, Principal or PLIC after due inquiry, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination, suspension or limitation of any such Approval or otherwise impose any limitation on the conduct of business of any Insurance Entity, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect, and, to the knowledge of the Company, Principal or PLIC after due inquiry, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Entity which would have, individually or in the aggregate, a Material Adverse Effect. Each of the Company, Principal and their respective subsidiaries has made all filings, registrations, declarations, notices, reports, documents and other information (collectively, the "Filings") with all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, and all such Approvals and Filings are in full force and effect except where the failure to have such Approvals or to make such Filings or the failure for such Approvals or Filings to be in full force and effect would not have, individually or in the aggregate, a Material Adverse Effect. Each of the Company, Principal and their respective subsidiaries is in compliance with all applicable laws, rules, regulations, orders, bylaws and similar requirements, including without limitation those governing the business of insurance and in connection with registrations or memberships in self-regulatory organizations, which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;

     (k) Each subsidiary of the Company and Principal which is engaged in the business of acting as a bank, broker-dealer or an investment advisor (respectively, a "Bank Subsidiary", a "Broker-Dealer Subsidiary" and "Investment Advisor Subsidiary") is duly licensed or registered as a bank, broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect. Each Bank Subsidiary, Broker-Dealer Subsidiary and Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, as would not have, individually or in the aggregate, a Material Adverse Effect. Except as otherwise described in the Prospectus, none of the Bank Subsidiaries, Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any


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notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (i) any of the Bank Subsidiaries, Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (ii) the failure to have such Approvals or limiting such business would have, individually or in the aggregate, a Material Adverse Effect; and each Bank Subsidiary, Broker-Dealer Subsidiary and Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;

     (l) The issue and sale of the Shares by the Company to the Underwriters hereunder and under the International Underwriting Agreement and of the Policyholder Shares pursuant to the Plan, and the compliance by the Company, Principal and PLIC with all of the provisions of this Agreement, the International Underwriting Agreement and the Plan and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Principal or any of their respective subsidiaries is a party or by which the Company, Principal or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Principal or any of their subsidiaries is subject, or which affects the validity, performance or consummation of the Demutualization, the Plan or the transactions contemplated by this Agreement, the International Underwriting Agreement or the Plan, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or Bylaws or similar organizational documents of the Company, Principal or any of their respective subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company, Principal or any of their respective subsidiaries or any of their properties, in each case the effect of which (other than any violation of the provisions of the Certificate of Incorporation or Bylaws or similar organizational documents of the Company, Principal or any of their respective subsidiaries), individually or in the aggregate, would be either to affect the validity of the Shares or their issue or to affect adversely the validity, performance or consummation of the transactions contemplated hereby, by the International Underwriting Agreement or by the Plan, or to have a Material Adverse Effect;

     (m) Without limiting the foregoing, all Filings with, and Approvals of, any court, insurance regulatory agency or governmental agency or body required in connection with the issue and sale by the Company of the Shares to the Underwriters hereunder and under the International Underwriting Agreement, the issue of the Policyholder Shares pursuant to the Plan, the entry into and for the consummation by the Company, Principal and PLIC of the transactions contemplated by this Agreement and the International Underwriting Agreement have been made or obtained and all such Filings and Approvals are in full force and effect, provided that none of the Company, Principal or PLIC makes any representation or warranty as to state securities or Blue Sky laws or state insurance securities laws in connection with the purchase and distribution of the Shares by the Underwriters; all other Filings with, and Approvals of, any court, insurance regulatory agency or other governmental agency or body required to be obtained or made on or prior to the effective date of the Plan in connection with the Demutualization have been made or obtained and such Filings and Approvals are in full force and effect, except to the extent that the failure to obtain or make any such Filings and


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Approvals would not have, individually or in the aggregate, a Material Adverse
Effect and would not affect the validity, performance of or consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement and the Plan;

     (n) The Plan has been duly adopted by the required vote of the Board of Directors of Principal (which adoption complied with the applicable requirement of the Iowa Code) and submitted to the Insurance Commissioner of the State of Iowa (the "Iowa Commissioner") in the manner and accompanied by all information and certificates required by the Iowa Code and conforms in all material respects to the requirements of the laws of the State of Iowa applicable to the conversion of mutual insurance holding companies into stock companies and any rules or regulations of the Iowa Commissioner in respect thereof, in each case as administered or interpreted by the Iowa Insurance Commissioner (collectively, the "Iowa Reorganization Laws and Regulations"), and the requirements of all other applicable laws; on July 25, 2001 the Iowa Commissioner held a public hearing in accordance with the requirements of the Iowa Reorganization Laws and Regulations with regard to which Principal published such notice as is required thereunder, for the purpose of receiving comment on whether the Plan should be
approved; on [              ], 2001 the Iowa Commissioner issued an order (the
"Commissioner's Order") approving the Plan in accordance with the requirements of the Iowa Reorganization Laws and Regulations and such Commissioner's Order remains unmodified and in full force and effect; the Plan was duly approved on July 24, 2001 by a vote of more than two-thirds of the votes validly cast by eligible members (which approval complied in all material respects with the applicable requirements of the Iowa Reorganization Laws and Regulations) and such approval has not been rescinded or otherwise withdrawn; no other Approvals are required to be obtained under applicable law for the effectiveness of the Plan; on the effective date of the Plan, the Plan will become effective in accordance with its terms and the Demutualization will be completed in accordance with the Plan and Iowa Reorganization Laws and Regulations; prior to the First Time of Delivery (as defined in Section 4) each of the actions required to occur and conditions required to be satisfied on or prior to the effective date of the Plan pursuant to the Commissioner's Order or the Plan will have occurred or been satisfied; Principal has provided the letter, dated the date hereof, to the Commissioner required to be delivered under Section 5.2(f) of the Plan and will confirm the representations in such letter on the effective date of the Plan; and neither the Company nor Principal has received notice from the Commissioner to the effect that Section 5.2(f) has not been complied with;

     (o) Other than proceedings which the Company and Principal became aware of after the date hereof and that have been disclosed to you in writing, there is no legal, regulatory or governmental proceeding pending or, to the knowledge of the Company, Principal or PLIC after due inquiry, currently being threatened challenging the Demutualization or the Plan or the approval thereof, the Commissioner's Order or the consummation of the transactions contemplated thereby, or the consummation of the transactions contemplated under this Agreement or the International Underwriting Agreement;

     (p) The policyholder information booklet mailed by Principal to PLIC policyholders (the "Policyholder Information Booklet"), as of its date and as of each of the dates of the public hearing on the Demutualization and the vote of the eligible members of Principal, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;


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     (q)  The statutory annual and quarterly statements of PLIC and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed in each jurisdiction have been prepared in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto and any normal year-end adjustments, and present fairly in all material respects the financial position of PLIC (on a statutory basis) for the period covered thereby;

     (r) Other than as set forth in the Prospectus, there are no legal, regulatory or governmental proceedings pending, or to the knowledge of the Company, Principal or PLIC after due inquiry, currently being threatened, to which the Company, Principal or any of their respective subsidiaries is a party or of which any property of the Company, Principal or any of their respective subsidiaries is the subject which, if determined adversely to the Company, Principal or any of their respective subsidiaries, would individually or in the aggregate, have a Material Adverse Effect;

     (s) None of the Company, Principal or any of their respective subsidiaries is in violation of its Certificate of Incorporation or Bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Principal or any of their respective subsidiaries, which violation or default would have, individually or in the aggregate, a Material Adverse Effect;


     (t) The statements set forth in the Prospectus under the caption "Description of Capital Stock and Change of Control Related Provisions", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Risk Factors--Our ability to pay dividends and meet our obligations may be constrained by the limitations on dividends Iowa Insurance laws impose on Principal Life", "Risk Factors--Applicable laws and our stockholder rights plan, certificate of incorporation and by-laws may discourage takeovers and business combinations that our stockholders might consider in their best interests", "Risk Factors--A challenge to the Insurance Commissioner of the State of Iowa's approval of the plan of conversion could put the terms of our demutualization in question and reduce the market price of our common stock", "The Demutualization", "Business--Legal Proceedings", "Regulation" and "Underwriting" insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;


     (u) None of the Company, Principal or any of their respective subsidiaries is and, after giving effect to the offering and sale of the Shares, the issue of the Policyholder Shares pursuant to the Plan and the consummation of the Demutualization and the application of the proceeds of the sale of the Shares as described in the Prospectus, will be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), it being understood that certain separate accounts of PLIC are registered as investment companies under the Investment Company Act in the ordinary course of PLIC's business;

     (v) None of the Company, Principal or any of their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;


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     (w)  Ernst & Young LLP, who have certified certain financial statements of the Company and the consolidated financial statements of Principal and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;


     (x) Each of the Company, Principal and their respective subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or have the ability to acquire such patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Company, Principal or any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

     (y) The Company, Principal and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (z) The Company, Principal and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all Approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such Approval, except where such noncompliance with Environmental Laws, failure to receive required Approvals or failure to comply with the terms and conditions of such Approvals would not, individually or in the aggregate, have a Material Adverse Effect;

     (aa) Other than to register securities for issuance pursuant to the Company's [Stock Incentive Plan and any 401(k) employee stock purchase plan on Form S-8], there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

     (bb) The pro forma condensed consolidated statement of financial position, the pro forma condensed consolidated statement of operations and the pro forma supplementary information and the related notes thereto set forth in the Registration Statement and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended, have been compiled on the pro forma basis described therein, and in the opinion of the Company, Principal and PLIC, the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company, Principal and PLIC to be reasonable at the time made;


     (cc) The financial statements of Principal and its consolidated subsidiaries, together with the related notes and schedules set forth in the Registration Statement and the Prospectus, comply in all material respects with the requirements of the Act and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; and such statements and related notes and schedules, if any, have been prepared in accordance with GAAP consistently applied throughout the periods involved except for any normal year-end adjustments and except as described therein;


     (dd) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company, Principal and PLIC; and

     (ee) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required by the Act and the rules and regulations of the Commission thereunder.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $_____________, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Company hereby grants to the Underwriters the right to purchase at their election up to ____________ Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ ] , 2001 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".


     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.


     5. The Company, Principal and PLIC, jointly and severally, agree with each of the Underwriters:

     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);


     (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the International Underwriting Agreement and for the issue of the Policyholder Shares pursuant to the Plan, any Stock or securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) shares of Stock issued to a new separate account of PLIC, held for the benefit of Qualified Plan Customers (as defined in the Plan), as part of the Separate Account Policy Credits (as defined in the Plan), and (ii) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and the International Underwriting Agreement), without your prior written consent;


     (f) To furnish to stockholders of the Company as soon as practicable after the end of each fiscal year in which the Registration Statement becomes effective and each fiscal year thereafter an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to stockholders of the Company consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

     (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

     (h) To use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

     (i) Prior to or contemporaneously with the First Time of Delivery, to take all actions the Plan requires to have occurred on or prior to the effective date of the Plan;

     (j) To use their best efforts to list and maintain the listing of, subject to notice of issuance, the Transaction Shares on the Exchange;

     (k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act relating to the offering of the Shares;

     (l) If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;


     (m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the trademarks, servicemarks and corporate logo of the Company and Principal and their respective subsidiaries for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and


     (n) No action has been or, prior to the completion of the distribution of the Shares, will be taken by the Company, Principal or PLIC in any jurisdiction outside the United States that would permit a public offering of the Shares, or possession or distribution of the international Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus issued in connection with the offering of the Shares, or any other offering material, in any country or jurisdiction where action for that purpose is required.

     6. The Company, Principal and PLIC, jointly and severally, covenant and agree with the several Underwriters that the Company or PLIC will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel and accountants to the Company and PLIC in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Transaction Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares;
(vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) any travel expenses of the Company's or PLIC's officers and employees and any other expenses of the Company or PLIC in connection with attending or hosting meetings with prospective purchasers of the Shares; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.


     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, Principal and PLIC herein are, at and as of such Time of Delivery, true and correct, the condition that the Company, Principal and PLIC shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement and the Prospectus, and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Debevoise & Plimpton, counsel for the Company and Principal, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly authorized and validly issued and are or (with respect to the Shares being delivered at such Time of Delivery, when paid for in accordance with the terms hereof and of the International Underwriting Agreement) will be fully paid and non-assessable; the Policyholder Shares have been duly authorized and, when issued pursuant to the Plan, will be validly issued and fully paid and nonassessable; stockholders of the Company have no preemptive rights with respect to the Shares arising out of the Certificate of Incorporation or the Bylaws of the Company or the Delaware General Corporation Law; and the Transaction Shares conform in all material respects to the description of the Stock contained in the Prospectus;

               (iii) To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission under the Act;


               (iv) The statements set forth in the Prospectus under the caption "Description of Capital Stock and Change of Control Related Provisions", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "The Demutualization", "Regulation", "Risk Factors--Our ability to pay dividends and meet our obligations may be constrained by the limitations on dividends Iowa Insurance laws impose on Principal Life", "Risk Factors--Applicable laws and our stockholder rights plan, certificate of incorporation and by-laws may discourage takeovers and business combinations that our stockholders might consider in their best interests", "Risk Factors--A challenge to the Insurance Commissioner of the State of Iowa's approval of the plan of conversion could put the terms of our demutualization in question and reduce the market price of our common stock" and "Underwriting" (with respect solely to the description of this Agreement contained therein), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;


               (v) Each of the Company, Principal and each of their respective subsidiaries has made all Filings required to be made pursuant to, and has obtained all Approvals required under, either (a) any law or regulation of the United States or the State of New York, or (b) the Delaware General Corporate Law for the issue and sale by the Company of the Shares and the issue of the Policyholder Shares pursuant to the Plan, the consummation by the Company, Principal and PLIC of the transactions contemplated by this Agreement, the International Underwriting Agreement and the Plan, except for such Filings and Approvals (i) as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, or (ii) individually or in the aggregate, as would not affect the validity, performance of, or adversely affect the consummation of, the transactions contemplated by this Agreement, the International Underwriting Agreement or the Plan and would not have a Material Adverse Effect;

               (vi) The Transaction Shares have been approved for listing on the Exchange, subject to notice of issuance;

               (vii) The issue and sale of the Shares by the Company to the Underwriters hereunder and under the International Underwriting Agreement and the issue of the Policyholder Shares pursuant to the Plan, the entry into and compliance by the Company, Principal and PLIC with all provisions of this Agreement, the International Underwriting Agreement and the Plan and the consummation of the transactions herein and therein contemplated will not result in any violation of the provisions of (i) the Certificate of Incorporation or Bylaws or similar organizational documents of the Company, PLIC or Principal,
          (ii) any agreement or instrument listed as an exhibit to the Registration Statement, or (iii) any New York or Federal statute or the Delaware General Corporation Law or any rule or regulation of any New York or Federal governmental agency or body having jurisdiction over the Company, Principal or any of their respective subsidiaries or any of their properties, in the case of clauses (ii) and (iii), the effect of which, individually or in the aggregate, would be to affect the validity of the Shares, their issue or affect adversely the consummation of the transactions contemplated hereby, by the International Underwriting Agreement or by the Plan, or to have a Material Adverse Effect;

               (viii) None of the Company, Principal or PLIC is or, after giving effect to the offering and sale of the Shares, the issue of the Policyholder Shares pursuant to the Plan and the consummation of the Demutualization and the application of the proceeds of the sale of the Shares as described in the Prospectus, will be an "investment company", as such term is defined in the Investment Company Act; it being understood that certain separate accounts of PLIC are registered as investment companies under the Investment Company Act in the ordinary course of business;

               (ix) Each of this Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company;

               (x) The offering, issue and delivery of the Policyholder Shares, and the extinguishment of the membership interests in Principal, pursuant to the Plan are exempt from the registration requirements of the Act; and

               (xi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

               Such counsel shall also state that, while they have not themselves checked the accuracy and completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in clause (iv) of this
     Section 7(c), in the course of their review and discussion of the contents of the Registration Statement and Prospectus with certain officers and employees of the Company, PLIC and Principal and their independent accountants, but without independent check or verification, no facts have come to their attention which cause them to believe that the Registration Statement (other than the financial statements and schedules and other financial information contained therein, as to which they express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements and schedules and other financial information contained therein, as to which they express no belief), as of its date and as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of the State of Iowa, to the extent such counsel deem proper, upon the opinion of Karen E. Shaff, Senior Vice President and General Counsel of the Company and Principal, and (B) rely as to matters of fact, to the extent such counsel deem proper and state that they and you are justified in relying thereon, on certain certificates of responsible officers of the Company and public officials.

          (d) Karen E. Shaff, Senior Vice President and General Counsel for the Company and Principal, shall have furnished to you her written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

               (i) Principal has been duly incorporated and is validly existing as a mutual insurance holding company in good standing under the laws of the State of Iowa, with corporate power and authority to own its property and conduct its business as described in the Prospectus;

               (ii) Each of the Company, Principal and their respective subsidiaries has been duly qualified as a foreign corporation, partnership or limited partnership, as applicable for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect;

               (iii) Each subsidiary of the Company and Principal has been duly incorporated and is validly existing as a corporation, partnership or limited partnership, as applicable, in good standing (to the extent such concept has legal meaning in the relevant jurisdiction) under the laws of its jurisdiction of organization; all of the issued shares of capital stock of each wholly-owned subsidiary of the Company and Principal (except for PLIC) have been duly and validly authorized and issued, are fully paid and non-assessable, and, to such counsel's knowledge, (except for directors' qualifying shares) are owned directly or indirectly by the Company and Principal, free and clear of all liens, encumbrances, equities or claims; and all of the issued shares of capital stock of PLIC have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by PLIC, free and clear of all liens, encumbrances, equities or claims;

               (iv) The Plan has been duly adopted by the required vote of the Board of Directors of Principal (which adoption complied with the applicable requirements of

          Section 521A) and submitted to the Iowa Commissioner in the manner and accompanied by all information and certificates required by Section 521A, and conforms in all material respects to the requirements of the Iowa Reorganization Laws and Regulations and the requirements of all
          other applicable laws; on [      ] 2001, the Commissioner's Order was
          issued and such Order remains unmodified and is in full force and effect; on July 24, 2001, the Plan was duly approved by a vote of more than two-thirds of the votes validly cast by eligible members (which approval complied in all material respects with the Iowa Reorganization Laws and Regulations) and such approval has not been rescinded or otherwise withdrawn; no other Approvals are required to be obtained under the Iowa Reorganization Laws and Regulations or, to such counsel's knowledge, otherwise under applicable law for the effectiveness of the Plan; the Plan has become effective in accordance with its terms;

               (v) Each of the Company, Principal and their respective subsidiaries has good and marketable title in fee simple to all real property owned by the Company, Principal or their subsidiaries in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or would not have, individually or in the aggregate, a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the Company, Principal and their respective subsidiaries; and any real property and buildings held under lease by the Company, Principal and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, Principal and their respective subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company, Principal and their respective subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company, Principal or their respective subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company, Principal or their respective subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

               (vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the issue of the Policyholder Shares or the consummation by the Company, Principal and PLIC of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Plan, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or state insurance securities laws in connection with the purchase and distribution of the Shares by the Underwriters;

               (vii) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, Principal or any of their respective subsidiaries is a party or of which any property of the Company, Principal or any of their subsidiaries is the subject which, if determined adversely to the Company, Principal or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (viii) Each of this Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by Principal and PLIC;

               (ix) The statements set forth in the Prospectus under the caption "Business--Legal Proceedings", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

               (x) Each of the Company, Principal and each of their respective subsidiaries has made all Filings required to be made pursuant to, and has obtained all Approvals required under applicable laws and regulations of the United States or any state thereof for the issue and sale by the Company of the Shares and the issue of the Policyholder Shares pursuant to the Plan, the consummation by the Company, Principal and PLIC of the transactions contemplated by this Agreement, the International Underwriting Agreement and the Plan, except for such Filings and Approvals (i) as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, or (ii) individually or in the aggregate, as would not affect the validity, performance of, or adversely affect the consummation of, the transactions contemplated by this Agreement, the International Underwriting Agreement or the Plan and would not have a Material Adverse Effect;

               (xi) Other than as set forth in the Prospectus and set forth in such opinion, to the knowledge of such counsel, no legal, regulatory or governmental proceeding is pending or is currently being threatened challenging the Demutualization or the Plan or the approval thereof, the Commissioner's Order or the consummation of the transactions contemplated thereby, the consummation of the transactions contemplated under this Agreement or the International Underwriting Agreement;

               (xii) The issue and sale of the Shares by the Company to the Underwriters hereunder and under the International Underwriting Agreement and the issue of the Policyholder Shares pursuant to the Plan, the entry into and compliance by the Company, Principal and PLIC with all provisions of this Agreement, the International Underwriting Agreement and the Plan and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, Principal or any of their respective subsidiaries is a party or by which the Company, Principal or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Principal or any of their respective subsidiaries is subject, or which affects the validity, performance or consummation of the Demutualization, the Plan or the transactions contemplated by this Agreement, the International Underwriting Agreement or the Plan, nor will such action result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, Principal or any of their respective subsidiaries or any of their properties, in each case the effect of which, individually or in the aggregate, would be either to affect the validity of the Shares, their issue or to affect adversely the consummation of the transactions contemplated hereby, by the International Underwriting Agreement or by the Plan, or to have a Material Adverse Effect;

               (xiii) To such counsel's knowledge, none of the Company, Principal or any of their respective subsidiaries is (i) in violation of its Certificate of Incorporation or Bylaws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, in the case of clause (ii) above, which default would have, individually or in the aggregate, a Material Adverse Effect;

               (xiv) Each of PLIC and each Insurance Entity is duly organized and licensed as an insurance company in its jurisdiction of incorporation, and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;

               (xv) Each Broker-Dealer Subsidiary, each Bank Subsidiary and each Investment Advisor Subsidiary of Principal is duly licensed or registered as a broker-dealer, bank or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;

               (xvi) Each of the Company, Principal and their respective subsidiaries has all necessary Approvals of and from, and has made all Filings with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus and all such Approvals and Filings are in full force and effect, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; each of the Company, Principal and their respective subsidiaries is in compliance with all applicable laws, rules, regulations, orders, bylaws and similar requirements, including without limitation those governing the business of insurance and in connection with registrations or memberships in self-regulatory organizations which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect, and, to such counsel's knowledge, none of the Company, Principal or any of their respective subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business, or the payment of dividends, of the Company, Principal or any of their respective subsidiaries, except as described in the Prospectus or except for any such suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect;

               (xvii) To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission under the Act; and

               (xviii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and such counsel does not know of (i) any legal or governmental proceeding required to be described in the Registration Statement or Prospectus which are not described as required or (ii) any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

               Such counsel shall also state that, while she has not herself checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in clause (ix) of this
     Section 7(d), in the course of her activities as Senior Vice President and General Counsel for the Company and Principal and her review and discussion of the contents of the Registration Statement and Prospectus with certain other officers and employees of the Company, PLIC and Principal and their independent accountants, but without independent check or verification, no facts have come to her attention which cause her to believe that the Registration Statement (other than the financial statements and schedules and other financial information contained therein, as to which she expresses no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements and schedules and other financial information contained therein, as to which she expresses no belief), as of its date and as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of the State of New York, the Delaware General Corporate Law or the federal laws of the United States, to the extent such counsel deems proper and states that she and you are justified in relying thereon, upon the opinion of Debevoise & Plimpton and of other counsel of good standing believed by such counsel to be reliable and which counsel and opinions are satisfactory to the Underwriters, and
     (B) rely as to matters of fact, to the extent such counsel deems proper and states that she and you are justified in relying thereon, on certain certificates of responsible officers of the Company and Principal and public officials.

          (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

          (f) (i) None of the Company, Principal or any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any (a) addition, or development involving a prospective addition, to Principal's or PLIC's liability for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (b) any decrease in the statutory capital or surplus of the Company, Principal or PLIC or change in the capital stock or other ownership interest, or short-term debt or long-term debt of the Company, Principal or any of their respective subsidiaries considered as a whole or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity, reserves, surplus or results of operations (in each case considered either on statutory or U.S. GAAP basis, as applicable) of the Company, Principal and their respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities or preferred stock of the Company, Principal or any of their respective subsidiaries, or the financial strength or claims paying ability of the Company, Principal or any of their respective subsidiaries, by A.M. Best & Co., Standard & Poor's Rating Services, Moody's Investor Services, Inc., Fitch IBCA, Inc. or any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and
     (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or preferred stock of the Company, Principal or any of their respective subsidiaries or the financial strength or claims paying ability of the Company, Principal or any of their respective subsidiaries;

          (h) On or after the date hereof there shall not have occurred any of the following: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of Goldman, Sachs & Co., be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the Exchange; (iii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iv) a general moratorium on commercial banking activities declared by either Federal or New York or Iowa State authorities; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;


          (i) The Transaction Shares shall have been duly listed, subject to notice of issuance, on the Exchange;

          (j) The Company, Principal and PLIC shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

          (k) Prior to or contemporaneously with the First Time of Delivery, each of the actions required to occur and conditions required to be satisfied on or prior to the Effective Date pursuant to the Plan shall have occurred or been satisfied;

          (l) With respect to the First Time of Delivery, the Plan shall, concurrently therewith, become effective in accordance with its terms;

          (m) The Company, Principal and PLIC shall have complied with all conditions to the effectiveness of the Plan, and the transactions described in Section 5.2(b)(i), (ii), (iii) and (vi) of the Plan shall have occurred;

          (n) No appeal of the Commissioner's Order or other legal or governmental action challenging the Demutualization or the Plan or the approval thereof or the consummation of the transactions contemplated thereby or the offering of the Shares by the Underwriters and the International Underwriters shall have been filed and remain outstanding the effect of which, in the judgment of Goldman, Sachs & Co., makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (o) The closing of the offering of the Shares under the International Underwriting Agreement shall have occurred simultaneously with the closing of the offering of the Shares hereunder and the effectiveness of the Demutualization; and

          (p) The Company, Principal and PLIC shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, Principal and PLIC satisfactory to you as to the accuracy of the representations and warranties of the Company, Principal and PLIC herein at and as of such Time of Delivery, as to the performance by the Company, Principal and PLIC of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (f) and (g) of this Section and as to such other matters as you may reasonably request.

     8. (a) The Company and PLIC will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and PLIC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company and PLIC by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company or PLIC, as applicable against any losses, claims, damages or liabilities to which the Company or PLIC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or PLIC by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company or PLIC for any legal or other expenses reasonably incurred by the Company or PLIC in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c)  Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and PLIC on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and PLIC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and PLIC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and PLIC bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and PLIC on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, PLIC and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company and PLIC under this Section 8 shall be in addition to any liability which the Company and PLIC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or PLIC and to each person, if any, who controls the Company or PLIC within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company or PLIC and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Principal and PLIC or their respective officers and of the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company, Principal, PLIC or any officer or director or controlling person of the Company, Principal or PLIC, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor PLIC shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company and PLIC, jointly and severally, will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and PLIC shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Principal and PLIC and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and PLIC and each person who controls the Company, PLIC or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to the Company, Principal and PLIC six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company, Principal and PLIC. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, Principal and PLIC for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                           Very truly yours,


                                           PRINCIPAL FINANCIAL GROUP, INC.



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:




                                           PRINCIPAL MUTUAL HOLDING COMPANY



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                           PRINCIPAL LIFE INSURANCE COMPANY



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

Accepted as of the date hereof:


Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Fox-Pitt, Kelton Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Samuel A. Ramirez & Company, Inc.
UBS Warburg LLC


BY:
   ------------------------------------
         (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                    NUMBER OF OPTIONAL
                                                                       SHARES TO BE
                                                TOTAL NUMBER OF        PURCHASED IF
                                                 FIRM SHARES          MAXIMUM OPTION
                 UNDERWRITER                    TO BE PURCHASED          EXERCISED
                 -----------                    ---------------     ------------------
Goldman, Sachs & Co...........................
Credit Suisse First Boston Corporation........
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated......................
Salomon Smith Barney Inc......................
A.G. Edwards & Sons, Inc......................
Banc of America Securities LLC................
Bear, Stearns & Co. Inc.......................
Fox-Pitt, Kelton Inc..........................
J.P. Morgan Securities Inc....................
Lehman Brothers Inc...........................
Samuel A. Ramirez & Company, Inc..............
UBS Warburg LLC...............................
                                                 --------------         ---------------
             Total............................
                                                 ==============         ===============

                                                                      ANNEX I(a)
                    [INSERT SIGNED ERNST & YOUNG LLP LETTER
                           DELIVERED PRIOR TO SIGNING]

                                                                      ANNEX I(b)


             [FORM TO COME FROM ERNST & YOUNG LLP PRIOR TO SIGNING]

                                                                     ANNEX II(a)


            [FORM TO COME FROM DEBEVOISE & PLIMPTON PRIOR TO SIGNING]

                                                                     ANNEX II(b)


                 [FORM TO COME FROM PRINCIPAL PRIOR TO SIGNING]